EXHIBIT 99.1

        Harleysville Group Reports Second Quarter 2007 Results

    Second quarter highlights:

    --  Operating income rises by 27 percent to $0.81 per share

    -- Statutory combined ratio(1) improves by 2.3 points to 96.5 percent

    --  Pretax investment income grows 12 percent

    -- Book value increases by 12 percent to $22.97 per share from one year ago

    -- Capital management actions include 32 percent dividend increase, completion of 5 percent stock buyback, announcement of additional 5 percent buyback

    HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Aug. 1, 2007--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.81 per share for the second quarter of 2007, compared to $0.64 per share in the second quarter of 2006. In 2007, operating income includes a benefit of $0.06 per share resulting from the gain on the company's sale of its office building in Traverse City, Mich. For the six-month periods, the company reported diluted operating income of $1.51 per share in 2007 and $1.26 per share in 2006. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

    "We had a very good quarter, as we continued to generate results that track with our key long-term objectives," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our operating income increased by 27 percent to $0.81 per share--marking our 10th consecutive quarter of double-digit percentage earnings growth. Our second quarter statutory combined ratio improved by 2.3 points to 96.5 percent. With that improvement in underwriting profitability, our GAAP operating return on equity also grew to 13.6 percent. At the same time, we continue to maintain our solid capital base and strong balance sheet, a modest debt-to-capital ratio of 14 percent(2), a high-quality investment portfolio, and a premium-to-surplus ratio of 1.4 to 1--all of which provide the sound financial foundation for us to write our agents' best business. The strength of our capital position and our confidence in the future are further evidenced by the board's approval to increase our quarterly dividend by 32 percent, or $0.06 per share, to $1.00 on an annual basis. We also completed a 5 percent share repurchase program in July, and today announced an additional 5 percent stock buyback."

    The company reported diluted net income of $0.82 per share in the second quarter of 2007, compared to $1.43 per share in the second quarter of 2006. There was $0.01 per share of realized gains in the second quarter of 2007, compared to $0.79 per share in the second quarter of 2006. The majority of the realized gains in the second quarter of last year was the result of the company reducing its risk exposure from the possibility of adverse events in the equity markets by reducing its holding of equity investments by approximately $120 million as part of its efforts to manage enterprise-wide risk during last year's volatile catastrophe reinsurance renewal season. For the six-month periods, diluted net income was $1.54 per share in 2007 and $2.13 per share in 2006. For the six months, the company reported $0.03 per share of realized investment gains in 2007, compared to $0.84 per share in 2006. The first six months of 2006 also included an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

    Second quarter net written premiums were $219.1 million in 2007, compared to $218.9 million in the same period in 2006. Net written premiums through six months were $426.2 million in 2007 and $427.8 million in 2006.

    Harleysville Group's overall statutory combined ratio was 96.5 percent in the second quarter of 2007, compared to 98.8 percent in the second quarter of 2006. For the six months, the statutory combined ratio was 97.2 percent in 2007, versus 99.0 percent in 2006.

    Second quarter pretax investment income increased 12 percent to $27.9 million, while after-tax investment income grew 8 percent in the second quarter to $20.0 million. For the six months, pretax investment income was up 13 percent to $55.3 million, while after-tax investment income rose 8 percent to $39.5 million. Operating cash flow through six months was $82.9 million, compared to $77.4 million in the first six months of 2006.

    Commercial lines -- Net written premiums in commercial lines were $181.0 million in the second quarter of 2007, which is unchanged from the same period in 2006. For the six months, net written premiums declined by 1 percent to $355.8 million. The commercial lines statutory combined ratio was 97.5 percent in the second quarter of 2007, versus 100.6 percent in the second quarter of 2006. For the six months, the statutory combined ratio was 97.7 percent in 2007, compared to 100.9 percent in 2006.

    Personal lines -- Net written premiums in personal lines increased by 1 percent to $38.1 million in the second quarter of 2007. For the six months, net written premiums also rose by 1 percent to $70.3 million. Harleysville Group's personal lines statutory combined ratio was 92.0 percent in the second quarter of 2007, versus 90.5 percent during the second quarter of 2006. For the six months, the statutory combined ratio was 95.1 percent in 2007, compared to 90.0 percent in 2006.

    Outlook -- "As we continue through 2007, and look ahead to 2008, we expect the market to remain challenging. However, we are positioned well for future earnings growth based on our use of predictive modeling, and on the fact that our expense ratio is improving, our pricing is holding steady, and our retention ratios have improved and remain strong," Browne said. "Going forward, our goal is to be creative and opportunistic, while staying keenly focused on the basics of our business, as we seek to consistently produce the kind of quality results we are reporting today--improving earnings, profitable underwriting and operating ROE greater than 12 percent--while always maintaining a healthy balance sheet. And, with agency relationships that are second to none, we're confident that our partnership with our agents positions us to continue to improve our results going forward."

    Webcast -- The company will host a live Webcast tomorrow, August 2, 2007, at 8 a.m. (ET) to discuss its second quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site (www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance--which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner--currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at www.harleysvillegroup.com.

    (1) "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    (2) Excludes the effects of SFAS No. 115.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
FINANCIAL HIGHLIGHTS    Quarter ended June 30 Six months ended June 30
----------------------------------------------------------------------
(in thousands, except
 per share data)             2007        2006         2007        2006
----------------------------------------------------------------------
OPERATING RESULTS
----------------------------------------------------------------------
Diluted earnings per
 common share:
   Operating income*  $      0.81 $      0.64  $      1.51 $      1.26
   Realized gains,
    net of income
    taxes                    0.01        0.79         0.03        0.84
   Cumulative effect
    of accounting
    change, net of
    income taxes                                                  0.03
----------------------------------------------------------------------
   Net income         $      0.82 $      1.43  $      1.54 $      2.13
----------------------------------------------------------------------
Cash dividends per
 common share         $      0.19 $     0.175  $      0.38 $      0.35
----------------------------------------------------------------------

                                         June                 December
FINANCIAL CONDITION                  30, 2007                 31, 2006
----------------------------------------------------------------------
Assets                            $ 2,989,427              $ 2,990,984
Shareholders' equity              $   715,532              $   712,162
    Per common share              $     22.97              $     22.49
----------------------------------------------------------------------

----------------------------------------------------------------------
CONSOLIDATED
 STATEMENTS OF INCOME   Quarter ended June 30 Six months ended June 30
----------------------------------------------------------------------
(in thousands, except
 per share data)             2007        2006         2007        2006
----------------------------------------------------------------------
REVENUES:
Premiums earned       $   207,395 $   209,320  $   412,773 $   417,665
Investment income,
 net of investment
 expense                   27,947      24,847       55,344      48,942
Realized investment
 gains                        678      38,072        1,302      40,282
Other income                6,321       4,299        9,819       9,186
----------------------------------------------------------------------
    Total revenues        242,341     276,538      479,238     516,075
----------------------------------------------------------------------
LOSSES AND EXPENSES:
Losses and loss
 settlement expenses      131,411     135,049      262,562     271,038
Amortization of
 deferred policy
 acquisition costs         51,953      53,467      103,849     106,071
Other underwriting
 expenses                  18,299      19,564       36,580      39,555
Interest expense            1,789       1,731        3,554       3,441
Other expenses              1,340       1,340        2,613       2,355
----------------------------------------------------------------------
   Total expenses         204,792     211,151      409,158     422,460
----------------------------------------------------------------------
Income before income
 taxes and cumulative
 effect of accounting
 change                    37,549      65,387       70,080      93,615
    Income taxes           11,114      20,657       20,743      28,177
----------------------------------------------------------------------
Income before
 cumulative effect of
 accounting change         26,435      44,730       49,337      65,438
Cumulative effect of
 accounting change,
 net of income taxes                                               942
----------------------------------------------------------------------
Net income            $    26,435 $    44,730  $    49,337 $    66,380
----------------------------------------------------------------------
Weighted average
 number of shares
 outstanding:
    Basic              31,658,553  30,830,502   31,644,462  30,736,332
    Diluted            32,089,782  31,298,063   32,098,175  31,216,098
----------------------------------------------------------------------
Per common share:
    Basic earnings
     before
     cumulative
     effect of
     accounting
     change           $      0.84 $      1.45  $      1.56 $      2.13
    Basic cumulative
     effect of
     accounting
     change                                                $      0.03
    Basic earnings    $      0.84 $      1.45  $      1.56 $      2.16

    Diluted earnings
     before
     cumulative
     effect of
     accounting
     change           $      0.82 $      1.43  $      1.54 $      2.10
    Diluted
     cumulative
     effect of
     accounting
     change                                                $      0.03
    Diluted earnings  $      0.82 $      1.43  $      1.54 $      2.13
----------------------------------------------------------------------

RECONCILIATION TO
 OPERATING INCOME :
Net income            $    26,435 $    44,730  $    49,337 $    66,380
Less cumulative
 effect of accounting
 change, net of
 income taxes                                                      942
Less realized
 investment gains,
 net of income taxes          441      24,747          847      26,184
----------------------------------------------------------------------
Operating income      $    25,994 $    19,983  $    48,490 $    39,254
----------------------------------------------------------------------

    These financial figures are unaudited.

    *Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
(in thousands, except share data)               June 30,  December 31,
                                                    2007*         2006
----------------------------------------------------------------------
ASSETS
Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair
     value $331,618 and $381,835)             $  335,150  $   382,457

    Available for sale, at fair value
     (amortized cost $1,809,574 and
     $1,717,651)                               1,790,614    1,722,874

  Equity securities, at fair value (cost
   $65,246 and $62,932)                           76,976       71,446
  Short-term investments, at cost, which
   approximates fair value                        67,773       72,237
----------------------------------------------------------------------
      Total investments                        2,270,513    2,249,014
----------------------------------------------------------------------
Cash                                                 146          227
Premiums in course of collection                 152,593      147,445
Reinsurance receivable                           177,797      167,199
Accrued investment income                         26,361       25,823
Deferred policy acquisition costs                104,395      102,317
Prepaid reinsurance premiums                      36,110       37,242
Property and equipment, net                       13,575       16,690
Deferred income taxes                             61,617       60,643
Securities lending collateral                     90,596      124,755
Due from affiliate                                              5,716
Other assets                                      55,724       53,913
----------------------------------------------------------------------
      Total assets                            $2,989,427  $ 2,990,984
----------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Unpaid losses and loss settlement expenses  $1,527,079  $ 1,493,645
  Unearned premiums                              456,004      443,738
  Accounts payable and accrued expenses           79,170       98,184
  Securities lending obligation                   90,596      124,755
  Debt                                           118,500      118,500
  Due to affiliate                                 2,546
----------------------------------------------------------------------
      Total liabilities                        2,273,895    2,278,822
----------------------------------------------------------------------
Shareholders' equity:
  Preferred stock, $1 par value; authorized
   1,000,000 shares; none issued
  Common stock, $1 par value, authorized
   80,000,000 shares; issued 33,423,319 and
   33,060,600 shares; outstanding 31,153,287
   and 31,662,691 shares                          33,423       33,061
Additional paid-in capital                       205,214      197,607
Accumulated other comprehensive income (loss)    (13,252)          14
Retained earnings                                543,172      505,967
Treasury stock, at cost, 2,270,032 and
 1,397,909 shares                                (53,025)     (24,487)
----------------------------------------------------------------------
             Total shareholders' equity          715,532      712,162
----------------------------------------------------------------------
Total liabilities and shareholders' equity    $2,989,427  $ 2,990,984
----------------------------------------------------------------------

    *These financial figures are unaudited.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
----------------------------------------------------------------------
                               Quarter ended June   Six months ended
                                        30               June 30
----------------------------------------------------------------------
(dollars in thousands)           2007      2006      2007      2006
----------------------------------------------------------------------
Net premiums written*          $219,141  $218,910  $426,171  $427,826
----------------------------------------------------------------------
Statutory surplus*                                 $618,953  $602,681
----------------------------------------------------------------------

Pretax investment income       $ 27,947  $ 24,847  $ 55,344  $ 48,942
Related federal income taxes      7,997     6,429    15,813    12,462
----------------------------------------------------------------------
After-tax investment income    $ 19,950  $ 18,418  $ 39,531  $ 36,480
----------------------------------------------------------------------

----------------------------------------------------------------------
SEGMENT INFORMATION
----------------------------------------------------------------------
                               Quarter ended June   Six months ended
                                        30               June 30
----------------------------------------------------------------------
(dollars in thousands)           2007      2006      2007      2006
----------------------------------------------------------------------
Revenues:
       Premiums earned:
           Commercial lines    $171,662  $172,725  $341,875  $344,812
           Personal lines        35,733    36,595    70,898    72,853
----------------------------------------------------------------------
           Total premiums
            earned              207,395   209,320   412,773   417,665
       Net investment income     27,947    24,847    55,344    48,942
       Realized investment
        gains                       678    38,072     1,302    40,282
       Other                      6,321     4,299     9,819     9,186
----------------------------------------------------------------------
       Total revenues          $242,341  $276,538  $479,238  $516,075
----------------------------------------------------------------------

Income before income taxes and
 cumulative effect of
 accounting change:
      Underwriting gain
       (loss):
          Commercial lines     $  1,245   ($3,936) $  3,337   ($7,536)
          Personal lines          2,109     3,140     3,683     8,259
----------------------------------------------------------------------
          SAP underwriting
           gain (loss)            3,354      (796)    7,020       723
----------------------------------------------------------------------
      GAAP adjustments            2,378     2,036     2,762       278
----------------------------------------------------------------------
           GAAP underwriting
            gain                  5,732     1,240     9,782     1,001
----------------------------------------------------------------------
      Net investment income      27,947    24,847    55,344    48,942
      Realized investment
       gains                        678    38,072     1,302    40,282
      Other                       3,192     1,228     3,652     3,390
----------------------------------------------------------------------
      Income before income
       taxes and cumulative
       effect of accounting
       change                  $ 37,549  $ 65,387  $ 70,080  $ 93,615
----------------------------------------------------------------------

Income taxes on net investment
 income                        $  7,997  $  6,429  $ 15,813  $ 12,462
Income taxes on remaining gain
 before cumulative effect of
 accounting change                3,117    14,228     4,930    15,715
      Total income taxes on
       income before
       cumulative effect of
       accounting change       $ 11,114  $ 20,657  $ 20,743  $ 28,177
----------------------------------------------------------------------

Effective tax rate on:
      Net investment income        28.6%     25.9%     28.6%     25.5%
      Income before cumulative
       effect of accounting
       change                      29.6%     31.6%     29.6%     30.1%
----------------------------------------------------------------------

    These financial figures are unaudited.

    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
STATUTORY DATA BY LINE OF BUSINESS*
----------------------------------------------------------------------
                               Quarter ended June    Six months ended
                                                30             June 30
----------------------------------------------------------------------
(dollars in thousands)             2007      2006      2007      2006
----------------------------------------------------------------------

Net premiums written:

Commercial:
      Automobile               $ 51,469  $ 55,115  $101,590  $109,092
      Workers' compensation      23,637    22,836    50,284    49,110
      Commercial multi-peril     86,087    85,380   165,987   163,217
      Other commercial           19,830    17,858    37,985    36,514

----------------------------------------------------------------------
     Total commercial          $181,023  $181,189  $355,846  $357,933
----------------------------------------------------------------------

Personal:
      Automobile               $ 17,781  $ 18,407  $ 34,308  $ 36,155
      Homeowners                 17,889    16,895    31,549    29,429
      Other personal              2,448     2,419     4,468     4,309

----------------------------------------------------------------------
     Total personal            $ 38,118  $ 37,721  $ 70,325  $ 69,893
----------------------------------------------------------------------

Total personal and commercial  $219,141  $218,910  $426,171  $427,826
----------------------------------------------------------------------

Statutory combined ratios:

Commercial:
      Automobile                   93.2%     97.2%     92.9%     99.2%
      Workers' compensation       111.7%    118.8%    112.1%    118.0%
      Commercial multi-peril       99.2%    101.2%     99.7%    100.6%
      Other commercial             81.0%     82.6%     82.7%     84.6%

     Total commercial              97.5%    100.6%     97.7%    100.9%
----------------------------------------------------------------------

Personal:
      Automobile                   97.4%     99.5%    100.9%    100.1%
      Homeowners                   90.3%     82.1%     91.1%     80.1%
      Other personal               60.8%     70.2%     78.1%     69.2%

     Total personal                92.0%     90.5%     95.1%     90.0%
----------------------------------------------------------------------

Total personal and commercial
 statutory combined ratio          96.5%     98.8%     97.2%     99.0%
----------------------------------------------------------------------

GAAP combined ratio                97.2%     99.4%     97.6%     99.8%
----------------------------------------------------------------------

Losses paid                    $124,334  $112,298  $236,021  $218,148
----------------------------------------------------------------------

Net catastrophe losses
 incurred                      $  4,507  $  4,228  $  6,575  $  7,055
----------------------------------------------------------------------

    These financial figures are unaudited.

    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.

    CONTACT: Harleysville Group Inc.
             Mark Cummins (Investors), 215-256-5025
             mcummins@harleysvillegroup.com
             or
             Randy Buckwalter (Media), 215-256-5288
             rbuckwalter@harleysvillegroup.com